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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 Current Report

                     Pursuant To Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

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       Date of Report (Date of earliest event reported): November 19, 2004

                             TENNECO AUTOMOTIVE INC.
               (Exact Name of Registrant as Specified in Charter)

            Delaware                1-12387                76-0515284
(State or other jurisdiction of   (Commission  (I.R.S. Employer of Incorporation
 incorporation or organization)   File Number)        Identification No.)

          500 NORTH FIELD DRIVE, LAKE FOREST, ILLINOIS           60045
            (Address of Principal Executive Offices)           (Zip Code)

       Registrant's telephone number, including area code: (847) 482-5000


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

/ / Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/ / Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/ / Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/ / Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 1.01 Entry into a Material Definitive Agreement

         On November 19, 2004, Tenneco Automotive Inc. (the "Company") issued $500,000,000 of 8-5/8 percent senior subordinated notes (the "Notes") due November 15, 2014. The Notes are unsecured senior subordinated obligations of the Company and will mature on November 15, 2014 with interest payable semi-annually, beginning on May 15, 2005. The net proceeds of this transaction, together with cash on hand, will be used to redeem $500,000,000 aggregate principal amount of the Company's outstanding 11-5/8 percent senior subordinated notes due in 2009. Those notes were called for redemption and will be redeemed on December 20, 2004.

         The Company may redeem all or portions of the Notes beginning on November 15, 2009. In addition, on or prior to November 15, 2007, the Company may use all or any portion of the net cash proceeds of one or more equity offerings to redeem up to 35% of the aggregate principal amount of the Notes issued at a redemption price equal to 108.625 percent of the principal amount thereof plus accrued and unpaid interest, if any, to the date of redemption; provided that at least 65% of the aggregate principal amount of Notes issued remains outstanding immediately after such redemption.

         The Notes were issued and sold under an indenture, dated as of November 19, 2004, among the Company, the guarantors and the Bank of New York Trust Company. The indenture contains covenants that will restrict the Company's and its restricted subsidiaries' ability to:

         -        incur additional indebtedness or contingent obligations;

         -        pay dividends or make distributions to stockholders;

         -        repurchase or redeem equity interests;

         -        make investments;

         -        grant liens;

         -        make capital expenditures;

         -        enter into transactions with shareholders or affiliates;

         -        sell assets; and

         - acquire the assets of, or merge or consolidate with, other companies.

         The indenture also contains customary default provisions.

         A copy of the indenture is filed under Item 9.01 as Exhibit 99.1 and incorporated herein by reference.

         The Notes were offered and sold in the United States in a Rule 144A private unregistered offering and pursuant to Regulation S for transactions outside the United States.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

         See Item 1.01, above.

Item 3.03 Material Modification to Rights of Security Holders

         On November 19, 2004, the Company, JPMorgan Chase Bank, as administrative agent, and the various other lenders named therein entered into a second amendment to the Company's senior secured credit facility.

         The second amendment allowed us, at our option, (i) to use up to $50 million of our cash on hand to finance the payment of premiums, fees and costs associated with the refinancing of our 11-5/8 percent senior subordinated notes as described above or (ii) to the extent the cash was not so used, to incur additional subordinated debt to finance such payments, premiums, fees and costs. The amendment also
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(a) permits us to exclude, for purposes of determining our consolidated interest expense under the senior credit facility, interest payable on our 11-5/8 percent senior subordinated notes from the date on which they are called for redemption until the redemption is completed, (b) permits us to exclude, for purposes of determining our consolidated total debt under the senior credit facility, our 11-5/8 percent senior subordinated notes from the date on which they are called for redemption until the redemption is completed, (c) increases our permitted guarantee basket from $50,000,000 to $70,000,000 and (d) makes other minor, technical changes.

         A copy of the second amendment is filed under Item 9.01 as Exhibit 99.2 and incorporated herein by reference.

Item 8.01 Other Events

         On November 19, 2004, the Company announced that it has closed on its private placement offering of $500,000,000 of 8-5/8 percent senior subordinated notes due November 15, 2014 and has called its $500,000,000 aggregate principal amount outstanding 11-5/8 percent senior subordinated notes due 2009 for redemption. The announcement was contained in a press release, a copy of which is filed under Item 9.01 as Exhibit 99.3 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No.        Description
-----------        -----------
99.1               Indenture dated November 19, 2004
99.2               Second Amendment to Credit Agreement dated November 19, 2004
99.3               Press release issued November 19, 2004.
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                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                               TENNECO AUTOMOTIVE INC.


Date:    November 24, 2004                     By:  /s/ Kenneth R. Trammell
                                                    ----------------------------
                                                    Kenneth R. Trammell
                                                    Senior Vice President and
                                                    Chief Financial Officer